[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.38

Amendment No. 4

to Supply Agreement

This Amendment No. 4, effective as of September 23, 2022 (the "Effective Date") (“Amendment No. 4”) amends that certain Supply Agreement having an effective date of June 29, 2021 by and between the parties hereto (each a "Party" and collectively the "Parties")(the “Agreement”).

WHEREAS, the China National Health Commission has launched a booster campaign for COVID-19 vaccination for residents who have previously received three (3) doses of a COVID-19 vaccine (the “National Campaign”);

WHEREAS, Customer represents and warrants that Customer Product has been selected to be included in the National Campaign;

WHEREAS, Customer represents and warrants that (i) the per dose price to be paid to Customer for Customer Product under such National Campaign has been set at an undisclosed price [*] (the “National Campaign Price”) and (ii) that Customer shall confirm in writing the National Campaign Price in connection with its quarterly reporting to Dynavax under Section 6 of the Agreement; and

WHEREAS, the Parties now wish to amend the Agreement in order to update pricing thereunder solely [*] for the CpG 1018 used in the Customer Product sold under the National Campaign at or below the National Campaign Price, as set forth in Annex A of the Agreement.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
The above recitals are hereby incorporated in and made a part of this Amendment No. 4 as fully as if set forth verbatim herein. These recitals are true and correct as of the Effective Date and the Parties are bound thereby.

2.
From and after the Effective Date, Annex A of the Agreement, the section titled “Price Per Dose,” is hereby deleted in its entirety and replaced with the Annex A attached to this Amendment No. 4.

3.
Except as provided in this Amendment No. 4, capitalized terms used in this Amendment No. 4 that are not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

4.
This Amendment No. 4 embodies the entire agreement between the Parties with respect to such amendment of the Agreement. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment No. 4, the provisions of this Amendment No. 4 shall control.

5.
Unless expressly amended by this Amendment No. 4, all other terms of the Agreement remain in full force and effect.

6.
This Amendment No. 4 may be executed in one or more counterparts, each of which are deemed an original, but both of which together shall constitute one and the same instrument.
7.
IN WITNESS WHEREOF, the Parties have caused this Amendment No. 4 to be executed by their duly authorized representatives as of the Effective Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Signed for and on behalf of Dynavax Technologies Corporation by: Signature: /s/ David Novack Name: David Novack Title: President and COO Date: 1/4/2023

Signed for and on behalf of Zhejiang Clover Biopharmaceuticals, Inc.:

Signature: /s/ Joshua LIANG

Name: Joshua LIANG

Title: CEO, Board Director

Date: 1/3/2023

Signed for and on behalf of Clover Biopharmaceuticals (Hong Kong) Co., Limited:

Signature: /s/ Joshua LIANG

Name: Joshua LIANG

Title: CEO, Board Director

Date: 1/3/2023

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Annex A

“Price per Dose:

LMIC Price. For Dynavax CpG 1018 for use in Customer Product for sale or distribution in countries supported by the Advance Market Commitment of the COVAX Facility as listed at the following website: https://www.gavi.org/news/media-room/92-low-middle-income-economies-eligible-access-covid-19-vaccines-gavi-covax-amc (“LMICs”); but excluding Dynavax CpG 1018 in Customer Product sold in private markets within LMICs:

For all Doses scheduled to be delivered on or before [*] (it being understood that if actual delivery of such Doses is delayed, the following price shall still apply):

•
USD [*] per Dose

For Doses scheduled for delivery on or after [*]:

•
USD [*] per Dose for total combined calendar year orders between [*] and [*] Doses
•
USD [*] per Dose for total combined calendar year orders between [*] and [*] Doses
•
USD [*] per Dose if total combined calendar year orders exceed [*] Doses

UMIC Price. For Dynavax CpG 1018 for use in Customer Product for sale or distribution in countries listed at the following website as “upper middle income” countries: https://data.worldbank.org/income-level/upper-middle-income (“UMICs”) which includes China; but excluding Dynavax CpG 1018 in Customer Product sold in private markets within UMICs:

•
USD [*] per Dose for any amount of Doses (the “UMIC Price”), provided, however, that solely to the extent that Customer Product meets both of the following conditions: (i) is sold in China under the National Campaign and (ii) is sold at or below the National Campaign Price then [*] shall apply to such doses only.

HIC Price. For Dynavax CpG 1018 for use in Customer Product for sale or distribution in countries that are neither LMICs nor UMICs (“HICs”) or for use in Customer Product sold in private markets within LMICs or UMICS:

•
USD [*] per Dose for any amount of Doses (the “HIC Price”)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Royalty. As per Section 6.4 of Annex B of this Supply Agreement, a royalty of [*]% will be payable to Dynavax on any Net Sale under a Bilateral Agreement exceeding a Net Sale Per Unit of $[*]. For clarity, no royalty will be payable with respect to Customer Product sold under any COVAX Supply Agreement or GAVI Customer AP Agreement.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.